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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated August 18, 2000, relating to the financial statements and financial highlights of Prudential Special Money Market Fund, Inc. which appears in such Registration Statement. We also consent to the references to us under the headings "Investment Advisory and Other Services" and "Financial Highlights" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
October 6, 2000